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                                                                    Exhibit 10.2



                                 PROMISSORY NOTE
                                 ---------------

San Jose, California

$140,000.00                                                     July 26, 1996

     FOR VALUE RECEIVED, Jeffrey B. Van Horn, an individual with an address of 1472 Soccer Court, Concord, California 94518 (the "Borrower"), hereby promises to pay to Bay Apartment Communities, Inc., a Maryland corporation (together with any successor holder or holders of this Note, the "Holder"), at its office at 4340 Stevens Creek Blvd., Suite 275, San Jose, California 95129, or such other place as the Holder may designate, the principal amount of One Hundred Forty Thousand and no/100 Dollars ($140,000.00), together with interest thereon, subject to the terms and conditions set forth herein. Reference is made to that certain Employment Agreement between Holder and Borrower dated as of June 19, 1996 (the "Employment Agreement"). Capitalized terms used herein without definition shall have the same meanings as in the Employment Agreement.

     1. PAYMENT. All payments of principal and interest shall be made by the Borrower in lawful money of the United States of America in immediately available funds. During the term of Borrower's employment with the Holder (the "Employment Period"), principal shall be repaid in installments equal to 90% of any Bonus Compensation (as defined in the Employment Agreement) (after the deduction of taxes) received by Borrower pursuant to Section 5 of the Employment Agreement, which installments shall be due and payable concurrently with Borrower's receipt of such Bonus Compensation. Following termination of Borrower's employment with the Holder under any circumstances other than pursuant to (a) Section 7(a) of the Employment Agreement without Good Reason (as defined in the Employment Agreement) or (b) Section 7(e) of the Employment Agreement within one year following a Change-in-Control (as defined in the Employment Agreement) and after written notice thereof from the Holder hereof to the Borrower, (i) payments of principal and interest under this Note will be due and payable on the first business day of each calendar month in equal monthly installments sufficient to repay the entire outstanding principal balance and all interest over a fifteen-year term, (ii) this Note will bear interest at the rate provided in Section 2 of this Note, and (iii) all amounts due and payable under this Note shall be repaid in full on the fifth anniversary of the Borrower's termination of employment. In the event that Borrower's employment with Holder is terminated by the Holder pursuant to Section 7(a) of the Employment Agreement without Good Reason or Section 7(e) of the Employee Agreement within one year following a Change-in-Control, any outstanding principal balance under this Note shall thereupon be deemed to be repaid in full for all purposes.

     2. INTEREST. No interest shall accrue on the outstanding principal balance of this Note, except as follows. Following termination of Borrower's employment with the Holder under any circumstances other than pursuant to (a)
Section 7(a) of the Employment Agreement without Good Reason or (b) Section 7(e) of the Employment Agreement within one year following a Change-in-Control, this Note shall bear interest at a rate per annum equal to the


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LOWER of: (a) the average of the rates (assuming no points) quoted on the employment termination date for a 15-year fully amortizing conventional fixed rate residential mortgage by the main headquarters of each of CitiBank, N.A., Bank of Boston and Chase Bank (or their successor), and (b) ten percent per annum. Any interest shall be computed on the basis of a three hundred and sixty
(360)-day year and shall be paid for the actual number of days on which principal is outstanding following Borrower's termination of employment. All payments shall be applied first to interest (when accrued or accruing) and the balance to principal, except that in the event of a default hereunder, any payment may be applied first to principal, at the option of the Holder.

     3. SECURITY. Borrower represents and warrants to the Holder that the proceeds of the loan evidenced by this Note shall be used to purchase a new residence for Borrower. Borrower shall notify Holder as soon as Borrower has purchased Borrower's new residence, and, within ten (10) days after the Holder's request, Borrower (and Borrower's wife, if Borrower takes title to the new residence in his and his wife's name or his wife's name alone) shall execute and deliver a Deed of Trust on the residence securing this Note and an amendment to this Note affirming that this Note is secured by the Deed of Trust, both in form and substance satisfactory to the Holder in its reasonable discretion. Without limiting the generality of the foregoing, this Note shall be amended to include the following provision, and the Deed of Trust shall include a similar provision:

     This Note is secured by a Deed of Trust dated _________, 1996 (the "Deed of Trust") encumbering that certain real property located in _________________, California and more fully described in the Deed of Trust (the "Property"). Except as otherwise provided by the applicable provisions of California Civil Code Section 2924.6, if Borrower sells, contracts to sell, gives an option to purchase, conveys, leases, encumbers, or alienates the Property, or any interest in the Property, or suffers Borrower's title, or any interest in the Property, to be divested, whether voluntarily or involuntarily; or if title to such property be subject to any lien or charge, voluntarily or involuntarily, contractual or statutory, without the written consent of the Holder being first had and obtained, the Holder, at the Holder's option, may, without prior notice, declare the outstanding balance of this Note, irrespective of its stated due date, immediately due and payable, and may exercise all rights and remedies provided hereunder or in the Deed of Trust.

     4. PREPAYMENT. The Borrower may prepay at its option the whole or any part of the principal balance at any time without premium or penalty by payment of all or a part of the unpaid balance of the principal balance and may in its discretion direct that such prepayments be applied to any subsequent installments of principal.

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     5. DEFAULT. (a) The occurrence of any of the following events shall constitute a Default under this Note:

          (i) the failure by the Borrower to pay when due any payment of principal herein required, which failure continues unremedied after written notice thereof from the Holder hereof to the Borrower (a "Payment Default"); or

          (ii) the failure of the Borrower to fulfill the Borrower's obligations under paragraph 3 above; or

          (iii) the making of an assignment for the benefit of the creditors by, the appointment of a receiver of any part of the property of, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension (which, in the case of an involuntary petition or proceeding, is not dismissed within sixty (60) days of such filing or commencement) by or against, the Borrower.

          (b) Upon the occurrence of a Default under this Note, the outstanding principal balance hereof, together with all reasonable costs of collection, including reasonable attorney's fees, shall become immediately due and payable at the option of the Holder hereof. Failure on the part of the Holder hereof to exercise said option shall not constitute a waiver of the right of the Holder to exercise said option in the event of any subsequent Default.

     6. WAIVERS. The Borrower hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest and diligence and agrees that the Holder hereof may extend the time for payment or accept partial payment without discharging or releasing the Borrower. The Borrower hereby agrees that no delay or omission on the part of the Holder hereof in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy or of any other right or remedy hereunder.

     7. NOTICES. All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or mailed, certified or registered mail with first class postage pre-paid, (a) if to the Holder, to Bay Apartment Communities, Inc., 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95129, or to such other address as the Holder shall direct in writing; (b) if to the Borrower, to 1472 Soccer Court, Concord, CA 94518, or to such other address as the Borrower shall direct in writing.

     8. GOVERNING LAW. This Note shall take effect as an instrument under seal and shall be governed by and construed in accordance with the laws of the State of California.

     9. USURY. All agreements between Borrower and the Holder of this Note are expressly limited, so that in no event or contingency whatsoever, whether by reason of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to the Holder of this Note for


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the use, forbearance, or detention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstance whatsoever, fulfillment of any provision of this Note or of any deed of trust securing this Note or any other agreement pertaining to it, after timely performance of such provision is due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, and if, under any circumstances whatsoever, the Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of principal under this Note, such excess shall be refunded to Borrower. This provision shall control each other provision of all agreements between Borrower and the Holder regarding the loan evidenced by this Note.

     IN WITNESS WHEREOF the Borrower has caused this Note to be executed under seal as of the date set forth above.

                                   /s/ Jeffrey B. Van Horn
                                   ---------------------------------
                                   Jeffrey B. Van Horn

ATTEST:

/s/ AnnaMaria Kintzer
---------------------------

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